Exhibit 1.1

CNB FINANCIAL CORPORATION

Up to $20,000,000

of

Common Stock, no par value

At Market Issuance Sales Agreement

January 31, 2017

KEEFE, BRUYETTE & WOODS, INC.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Ladies and Gentlemen:

CNB Financial Corporation, a Pennsylvania corporation (the “Company”), confirms its agreement (this “Agreement”) with Keefe, Bruyette & Woods, Inc. (“KBW” or the “Distribution Agent”) as follows:

1. Issuance, Offer and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue, offer and sell through the Distribution Agent, shares (the “Placement Shares”) of the Company’s common stock, no par value (the “Common Stock”) having an aggregate offering price of up to $20,000,000; provided, that in no event shall the Company issue, offer or sell through the Distribution Agent such number of Placement Shares that (a) exceeds the dollar value of Company securities registered on, but not yet sold and issued under, the effective Registration Statement (as defined below), or (b) exceeds the number of authorized but unissued shares of Common Stock (the lesser of (a) and (b), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Placement Shares issued, offered and sold under this Agreement shall be the sole responsibility of the Company and that the Distribution Agent shall have no obligation in connection with such compliance. The issuance, offer and sale of Placement Shares through the Distribution Agent will be effected pursuant to the Registration Statement, although nothing in this Agreement shall be construed as requiring the Company to issue any Placement Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the United States Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (File No. 333-215449), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Placement Shares (the “Prospectus Supplement”). The Company will furnish to the Distribution Agent, for use by the Distribution Agent, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or its successor (collectively, “EDGAR”).

2. Placements. Each time that the Company wishes to issue, offer and sell Placement Shares hereunder (each, a “Placement”), it will notify the Distribution Agent by email notice (or other method mutually agreed to in writing by the parties) of the number of Placement Shares, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Distribution Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. Provided that the Company is otherwise in compliance with the terms of this Agreement, the Placement Notice shall be effective immediately upon receipt by the Distribution Agent unless and until (i) the Distribution Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder has been sold, (iii) the Company suspends or terminates the Placement Notice or (iv) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to the Distribution Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Distribution Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Distribution Agent and the Distribution Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by the Distribution Agent. Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, the Distribution Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Select Market (“Nasdaq”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Distribution Agent will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Distribution Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds payable to the Company, with an itemization of the deductions made by the Distribution Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, the Distribution Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including, without limitation, sales made directly on Nasdaq, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of a Placement Notice, the Distribution Agent may also sell Placement Shares by any other method permitted by law, including, but not limited to, negotiated transactions made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, with the Company’s consent. “Trading Day” means any day on which Common Stock is purchased and sold on Nasdaq.

4. Suspension of Sales. The Company or the Distribution Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt and acknowledgement of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time. During the period of any such suspension, the Company shall have no obligations under Section 7(l), Section 7(m) and Section 7(n).

5. Sale and Delivery to Distribution Agent; Settlement.

a. Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Distribution Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Distribution Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law to sell such Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Distribution Agent will be successful in selling Placement Shares, (ii) the Distribution Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Distribution Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) the Distribution Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed in writing by the Distribution Agent and the Company.

b. Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold

(the “Net Proceeds”) will be equal to the aggregate sales price received by the Distribution Agent, after deduction of (i) the Distribution Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

c. Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Distribution Agent’s or its designee’s account (provided, that the Distribution Agent shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Distribution Agent will deliver the related Net Proceeds in same day funds to an account designated in writing by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, then in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold the Distribution Agent harmless against any loss, claim, damage or expense (including legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Distribution Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

d. Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, and (B) the amount authorized from time to time to be issued, offered and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Distribution Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Distribution Agent in writing.

e. Alternative Arrangements. If the Company wishes to issue and sell the Common Stock other than as set forth in Section 3 of this Agreement (an “Alternative Placement”), it will notify the Distribution Agent of the proposed terms of such Alternative Placement. If the Distribution Agent, acting as principal or agent, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Distribution Agent and the Company will enter into a terms agreement setting forth the terms of such Alternative Placement. The terms set forth in such terms agreement will not be binding on the Company or the Distribution Agent unless and until the Company and the Distribution Agent have each duly executed such terms agreement accepting all of the terms of such terms agreement. In the event of a conflict between the terms of this Agreement and the terms of a terms agreement, the terms of such terms agreement will control.

f. Sales Through the Distribution Agent. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Common Stock or any other equity security of the Company shall only be effected by or through the Distribution Agent, on any single given date; provided, that (i) the foregoing limitation shall not apply to (A) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such securities or (B) sales solely to employees, directors or security holders of the Company or its subsidiaries (the “Subsidiaries”), or to a trustee or other person acquiring such securities for the accounts of such person and (ii) such limitation shall not apply (A) on any day during which no sales are made pursuant to this Agreement or (B) during a period in which the Company has notified the Distribution Agent that it will not sell Common Stock under this Agreement and (1) no Placement Notice is pending or (2) after a Placement Notice has been withdrawn.

g. Trading by the Distribution Agent. The Company consents to the Distribution Agent’s trading Common Stock for such Distribution Agent’s own account and for the accounts of its clients at the same time as sale of the Common Stock occurs pursuant to this Agreement.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Distribution Agent that, as of the date of this Agreement and as of each Applicable Time, unless such representation, warranty or agreement specifies or speaks as of a different date or time:

a. Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the Securities Act, including compliance with General Instruction I.B.1 of Form S-3. The Registration Statement has been filed with the Commission and has been declared effective under the Securities Act. The Prospectus Supplement will name KBW as the distribution agent in the section entitled “Plan of Distribution.” Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Distribution Agent pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations and are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The Incorporated Documents, when they became effective or at the time they were or hereafter are filed with the Commission, complied, and will comply, in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations.

b. Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, as of the date of this Agreement and as of each Applicable Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement and as of each Applicable Time, no individual Issuer Free Writing Prospectus, when considered together with the Registration Statement and the Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, the date of this Agreement or as of each Applicable Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Incorporated Documents, at the time the Registration Statement became effective or when such Incorporated Documents were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement and the Prospectus, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement and the Prospectus, or to be filed as an exhibit to the Registration Statement, which are not described or filed as required. There are no business relationships or related person transactions involving the Company or any Subsidiary or any other person required to be described in the Registration Statement and the Prospectus that have not been described as required. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Distribution Agent and its counsel. The Company has not distributed and, prior to completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement, the Prospectus, and any Issuer Free Writing Prospectus to which the Distribution Agent has consented. The Common Stock is currently quoted on the Nasdaq Global Select Market. The Company has not, in the 12 months preceding the date hereof, received notice from the Nasdaq to the effect that the Company is not in compliance with the listing or maintenance requirements of the Nasdaq. The Company has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

c. Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document, that has not been superseded or modified. Any offer that is a written communication relating to the Placement Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of paragraph (c) of Rule 163 of the Securities Act Regulations (“Rule 163”)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

d. Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Placement Shares and (C) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

e. Independent Accountants. Crowe Horwath LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated into the Registration Statement, are and, during the periods covered by their report, were (A) independent public accountants as required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board (the “PCAOB”) and (B) a registered public accounting firm as defined by the PCAOB whose registration has not been superseded or revoked and who has not requested such registration to be withdrawn. To the Company’s knowledge, with due inquiry, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), with respect to the Company.

f. Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the consolidated balance sheets, consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows of the Company and its consolidated Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act, as applicable, and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis (except for such adjustments to accounting standards and practices as are noted therein) throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial and statistical data and the summary financial information included in the Registration Statement and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the audited financial statements and books and records of the Company. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus or the Prospectus. To the extent applicable, all disclosures contained or incorporated by reference in the Registration Statement or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus is updated as necessary to comply in all material respects with the requirements of the Securities Act and the Commission’s rules and guidelines applicable thereto and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply.

g. No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse effect, or any development that could be expected to result in a material adverse effect, (i) on the general affairs, condition (financial or otherwise), business, properties, prospects, management, financial position, shareholders’ equity, assets, liabilities or results of operations, of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (ii) on the ability of the Company to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (each of (i) and (ii) a “Material Adverse Effect”),

(B) there has not been any change in the capital stock (other than (x) the grant of additional options under the Company’s existing stock option plans or (y) changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof), short-term debt or long-term debt of the Company or any of the Subsidiaries, (C) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise, (D) the Company has not purchased any of its outstanding capital stock and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than quarterly dividends paid to holders of Common Stock consistent with past practice) and (E) there has been no material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than, in each of clauses (B), (C), (D) or (E), in the ordinary course of business or as otherwise set forth or contemplated in the Registration Statement and the Prospectus.

h. Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Pennsylvania and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing or have such power or authority, could not result in a Material Adverse Effect.

i. Good Standing of Subsidiaries. Each Subsidiary has been duly organized and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction of its incorporation, formation or organization, has the requisite corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation or other business entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing or have such power or authority could not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary arising by operation of law, or under the articles of incorporation, bylaws or other organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party. The only Subsidiaries of the Company are set forth on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

j. Good Standing of the Bank. CNB Bank (the “Bank”) is a Pennsylvania state chartered bank and a wholly owned subsidiary of the Company. The charter of the Bank is in full force and effect. The Bank is the only “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). The Bank has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such other jurisdiction. Neither the Bank nor any of its subsidiaries is (A) in violation of its articles or certificate of incorporation, bylaws or other organizational or governing documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which any of them is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject or (C) in violation of any statute, law, rule, regulation, order, decree of any court or governmental agency or body having jurisdiction over the Bank or any of its subsidiaries.

k. Capitalization. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company arising by operation of law, or under the articles of incorporation, bylaws or other organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party.

l. Authorization of Agreement. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated thereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

m. Authorization and Description of Shares. The Placement Shares have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating to each contained in the Registration Statement and the Prospectus and such statements conform to the rights set forth in the instruments defining the same; no holder of the Placement Shares will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Placement Shares is not subject to the preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of the Subsidiaries other than those described in the Registration Statement and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

n. Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for resale pursuant to the Registration Statement or otherwise registered for resale or sold by the Company under the Securities Act pursuant to this Agreement other than any rights that have been disclosed in the Registration Statement and the Prospectus and have been waived.

o. Absence of Defaults and Conflicts. The Company is not in violation of its Articles of Incorporation, as amended (the “Charter”), or Amended and Restated Bylaws (the “Bylaws”); none of the Subsidiaries is in violation of its charter, bylaws or other organizational documents and neither the Company nor any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that could not, singly or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein, and in the Registration Statement (including the issuance, offer and sale of the Placement Shares and the use of the proceeds from the sale of the Placement Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that could not, singly or in the aggregate, result in a Material Adverse Effect; nor will such action result in any violation of the provisions of the Charter or Bylaws of the Company or the charter, bylaws or other organizational document of any Subsidiary; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations except for such violations that could not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

p. Nasdaq Compliance. The Company is in compliance in all material respects with the requirements of Nasdaq for continued listing of the Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules or regulations of Nasdaq.

q. Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal customers or contractors, which, in either case, could, singly or in the aggregate, result in a Material Adverse Effect.

r. Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, if determined adversely to the Company or any Subsidiary, individually or in the aggregate, could result in a Material Adverse Effect, or which could materially and adversely affect the properties or assets thereof; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, if determined adversely to the Company or any Subsidiary, individually or in the aggregate, could not result in a Material Adverse Effect.

s. Bank Holding Company Act. The Company has been duly registered as, and meets in all material respects the applicable requirements for qualification as, a bank holding company and has elected to be treated as a financial holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended. The activities of the Subsidiaries are permitted of subsidiaries of a financial holding company under applicable law and the rules and regulations of the Federal Reserve set forth in Title 12 of the Code of Federal Regulations.

t. Compliance with Bank Regulatory Authorities. Each of the Company and the Bank is in compliance in all material respects with all applicable laws, rules and regulations (including, without limitation, all applicable regulations and orders) of, or agreements with, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the “FDIC”) and the Pennsylvania Department of Banking and Securities (“DBOS”) as applicable (collectively, the “Bank Regulatory Authorities”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act (the “CRA”), the Home Mortgage Disclosure Act, the Bank Secrecy Act and Title III of the USA Patriot Act, to the extent such laws or regulations apply to the Company or the Bank, as applicable, other than where such failures to comply could not be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and the Bank have no knowledge of any facts and circumstances that could cause the Bank (A) to be deemed not to be in satisfactory compliance with the CRA and the regulations promulgated thereunder or to be assigned a CRA rating by Bank Regulatory Authorities of lower than “satisfactory,” or (B) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970 (or otherwise known as the “Currency and Foreign Transactions Reporting Act”), the USA Patriot Act (or otherwise known as “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001”) or any order issued with respect to the Anti-Money Laundering Laws. Except as disclosed in the Registration Statement and the Prospectus, or except as could not be expected to otherwise result in a Material Adverse Effect, neither the Company nor the Bank is a party to any written agreement or memorandum of understanding with, or a party to, any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of an extraordinary supervisory letter from, or has adopted any board resolutions at the request of, of any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions. As of the most recent fiscal quarter end, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action. The Bank is a wholly owned subsidiary of the Company and holds the requisite authority from the Pennsylvania Department of Banking to conduct business as a state-chartered commercial bank under the laws of Pennsylvania. The deposit accounts of the Bank are insured up to applicable limits by the FDIC and all premiums and assessments required to be paid in connection therewith have been paid when due. The Bank is the only depository institution subsidiary of the Company. Since December 31, 2011, the Company, the Bank and each of its subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Bank Regulatory Authorities and any other applicable federal or state banking authorities. All such reports and statements are collectively referred to herein as the “Company Reports.” As of their respective filing dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Bank Regulatory Authorities and any other applicable federal or state banking authorities, as the case may be. Except as disclosed in the Registration Statement and the Prospectus, none of the Company, the Bank or any of their respective subsidiaries is a party or subject to any formal or informal agreement, memorandum of understanding, consent decree, cease-and-desist order, order of prohibition or suspension, written commitment, supervisory agreement or other written statement as described under 12 U.S.C. 1818(u) with, or order issued by, or has adopted any board resolutions at the request of, the Bank Regulatory Authorities or any other bank regulatory authority that imposes any restrictions or requirements not generally applicable to bank holding companies or commercial banks.

u. Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

v. Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental agency or body is necessary or required for the execution, delivery and performance by the Company of this Agreement in connection with the offering, issuance or sale of the Placement Shares or the consummation of the transactions contemplated in this Agreement prior to the Applicable Time, except such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the rules of Nasdaq, the securities laws of any state or non-U.S. jurisdiction or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”). All of the information provided to the Distribution Agent or to counsel for the Placement by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Placement Shares is true, complete and correct.

w. Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply could not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses. Neither the Company nor any of its Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance could not, singly or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and, to the knowledge of the Company, no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

x. Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus or (B) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary. All of the leases and subleases under which the Company or any of its Subsidiaries holds properties described in the Registration Statement and the Prospectus are in full force and effect and are held under valid, subsisting and enforceable leases, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

y. Possession of Intellectual Property. Except as could not, singly or in the aggregate, result in a Material Adverse Effect, the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which could render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein.

z. Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as could not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) to the knowledge of Company, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that could result in forming the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

aa. ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No “prohibited transaction,” within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiaries or any entity which would be aggregated with the Company under Section 414 of the Code or Section 4001(b) of ERISA (“ERISA Affiliates”). No “employee benefit plan” (as defined under ERISA) established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such employee benefit plan were terminated, could have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” or (B) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which could cause the loss of such qualification.

bb. Internal Control Over Financial Reporting. The Company and each of its Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act Regulations) sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, (i) there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated), (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting and (iii) the Company has not been advised of (a) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any Subsidiary to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of the Subsidiaries.

cc. Disclosure Controls and Procedures. The Company and its Subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15 of the Exchange Act Regulations), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its Subsidiaries to allow timely decisions regarding disclosure, (B) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter, and (C) were then effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each Subsidiary’s disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or its Subsidiaries’ ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or its Subsidiaries’ internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no changes in internal controls or in other factors that could significantly affect internal controls.

dd. Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

ee. Pending Procedures and Examinations. To the Company’s knowledge, the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares.

ff. Payment of Taxes. All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, could not result in a Material Adverse Effect, and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

gg. Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, including, but not limited to, policies covering real and personal property owned or leased by the Company and each Subsidiary against theft, damage, destruction, acts of vandalism and earthquakes; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it or any Subsidiary will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not have a Material Adverse Effect.

hh. Investment Company Act. Neither the Company nor any Subsidiary is, and upon the issuance, offer and sale of the Placement Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

ii. Absence of Manipulation. Neither the Company nor any of the Subsidiaries, nor any affiliates of the Company or its Subsidiaries, has taken, directly or indirectly, and neither the Company nor any of the Subsidiaries, nor any affiliates of the Company or its Subsidiaries, will take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act) to facilitate the sale or resale of the Placement Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act.

jj. Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended or any applicable non-U.S. anti-bribery statute or regulation; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

kk. Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder issued, administered or enforced by any governmental agency or body (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court, governmental agency or body involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

ll. OFAC. None of the Company, any of the Subsidiaries or any officer or director of either the Company or any Subsidiary, nor, to the knowledge of the Company, after due inquiry, any agent, employee, affiliate or person acting on behalf of the Company or any of the Subsidiaries is or has been (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (ii) the government of any Sanctioned Country, (iii) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any person, entity or organization made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC; (B) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States law; (C) is a person, entity or organization currently the subject of any Sanctions; or (D) located, organized or resident in any Sanctioned Country.

mm. Relationship. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act or Securities Act Regulations to be described in the Registration Statement and/or the Prospectus and that is not so described.

nn. Statistical and Market-Related Data. The statistical and market related data contained in the Registration Statement and Prospectus are based on or derived from public sources which the Company believes are reliable and accurate.

oo. No Unauthorized Use of Prospectus. The Company has not distributed and will not distribute any prospectus (as such term is defined in the Securities Act and Securities Act Regulations) in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act and Securities Act Regulations and approved by the Distribution Agent.

pp. Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus (A) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances, and (B) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. To the knowledge of the Company, no such statement was made that was false or misleading.

qq. Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

rr. Deposit Insurance. The deposit accounts of the Bank are insured by the FDIC up to applicable legal limits, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder, and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

ss. Derivative Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than options issued under the Company’s shareholder-approved benefit plans) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible. The Company and each of its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder except as could not, singly or in the aggregate, have a Material Adverse Effect.

tt. Mortgage Banking Business. Except as has not had and would not reasonably be expected to result in a Material Adverse Effect:

i.	The Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer (each as defined below), (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

ii.	No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency (other than any claims which are barred by the applicable statute of limitations), or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed, in writing, restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated, in writing, to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its Subsidiaries’ compliance with laws.

For purposes of this subsection: (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

uu. Off-Balance Sheet Transactions. There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity which is required to be disclosed in the Registration Statement (other than as disclosed therein).

vv. Margin Rules. With respect to the Placement Shares, neither the issuance, sale or delivery thereof, nor the application of the proceeds therefrom, by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

ww. No Underwriter Agreements. Other than with respect to this Agreement, the Company is not a party to any agreement with an agent or underwriter for any other public or private offering of securities of the Company, nor does any agent or underwriter have any rights of first refusal, exclusivity rights or similar rights with respect to an “at-the-market” or continuous equity transaction.

xx. Broker/Dealer Relationships. Neither the Company nor any Subsidiary or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

yy. No Reliance. The Company has not relied upon the Distribution Agent or legal counsel for the Distribution Agent for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

zz. Proprietary Trading by the Distribution Agent. The Company acknowledges and agrees that the Distribution Agent has informed the Company that the Distribution Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for its own account while this Agreement is in effect and shall be under no obligation to purchase securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Distribution Agent in the Placement Notice; provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Company in the Placement Notice or (ii) to the extent the Distribution Agent may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” (as defined by the rules of the National Association of Securities Dealers, Inc.).

aaa. Stock Transfer Taxes. On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with by the Company.

bbb. Certificate. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Distribution Agent or to counsel for the Distribution Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Distribution Agent as to the matters covered thereby.

7. Covenants of the Company. The Company covenants and agrees with the Distribution Agent that:

a. Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Placement Shares is required to be delivered by the Distribution Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”), (i) the Company will notify the Distribution Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement; (ii) the Company will prepare and file with the Commission, promptly upon the Distribution Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Distribution Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Distribution Agent (provided, however, that the failure of the Distribution Agent to make such request shall not relieve the Company of any obligation or liability hereunder or affect the Distribution Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Distribution Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to the Distribution Agent within a reasonable period of time before the filing and the Distribution Agent has not reasonably objected thereto (provided, however, that (A) the failure of the Distribution Agent to make such objection shall not relieve the Company of any obligation or liability hereunder or affect the Distribution Agent’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Distribution Agent with any advance copy of such filing or to provide the Distribution Agent with an opportunity to object to such filing if the filing does not name the Distribution Agent or is not related to the transaction herein provided; and provided, further, that the only remedy the Distribution Agent shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Distribution Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act or the Exchange Act Regulations, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

b. Notice of Commission Stop Orders. The Company will advise the Distribution Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Distribution Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

c. Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, and will file, on or before their respective due dates, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of the Exchange Act or under the Exchange Act Regulations. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Distribution Agent promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period, it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Distribution Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement if, in the judgment of the Company, it is in the best interest of the Company.

d. Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to take such actions as may be required, if any, to cause the Placement Shares to be listed on, and maintain the listing of the Placement Shares on, Nasdaq or any other recognized national securities exchange.

e. Delivery of Registration Statement and Prospectus. The Company will furnish to the Distribution Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Distribution Agent may from time to time reasonably request and, at the Distribution Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Distribution Agent to the extent such document is available on EDGAR.

f. Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

g. Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

h. Notice of Other Sales. Without the prior written consent of the Distribution Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock during the period beginning on the date on which any Placement Notice is delivered to the Distribution Agent hereunder and ending on the third (3rd) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Common Stock (whether restricted or unrestricted), restricted stock units, options to purchase Common Stock, Common Stock issuable upon the exercise of options or restricted stock units, or any other types of stock-based awards pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect and described in the Registration Statement or hereafter implemented; (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Distribution Agent; and (iii) Common Stock, or securities convertible into or exercisable for Common Stock, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Common Stock hereby.

i. Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Distribution Agent promptly after it shall have received notice or obtained knowledge thereof of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Distribution Agent pursuant to this Agreement.

j. Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Distribution Agent or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices and via teleconference, as the Distribution Agent may reasonably request from time to time.

k. Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Distribution Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Distribution Agent with respect to such Placement Shares and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

l. Representation Dates; Certificate. Each time during the term of this Agreement that the Company:

i.	amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

ii.	files an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

iii.	files its Quarterly Reports on Form 10-Q under the Exchange Act; or

iv.	files a Current Report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”);

the Company shall furnish the Distribution Agent (but in the case of clause (iv) above only if the Distribution Agent reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(l). The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Distribution Agent with a certificate under this Section 7(l), then before the Distribution Agent sells any Placement Shares, the Company shall provide the Distribution Agent with a certificate, in the form attached hereto as Exhibit 7(l), dated the date of the Placement Notice.

m. Legal Opinion. On or prior to the date of the first Placement Notice given hereunder, the Company shall cause to be furnished to the Distribution Agent written opinions and a negative assurance letter of Hogan Lovells US LLP (“Company Counsel”), or other counsel reasonably satisfactory to the Distribution Agent, each in substantially the forms previously provided to and approved by the Distribution Agent and its counsel. Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause to be furnished to the Distribution Agent a written letter of Company Counsel and of the Company’s general counsel, in form and substance reasonably satisfactory to the Distribution Agent and its counsel, related to the Registration Statement and the Prospectus as then amended or supplemented; provided, that, in lieu of such opinions and negative assurance for subsequent periodic filings under the Exchange Act, counsel may furnish the Distribution Agent with a letter (a “Reliance Letter”) to the effect that the Distribution Agent may rely on the opinion and negative assurance letter previously delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that opinions and statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus, as amended or supplemented as of the date of the Reliance Letter).

n. Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date the Company shall cause its independent accountants to furnish the Distribution Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that, if requested by the Distribution Agent, the Company shall cause a Comfort Letter to be furnished to the Distribution Agent within ten (10) Trading Days of such request following the date of occurrence of any restatement of the Company’s financial statements. The Comfort Letter from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to the Distribution Agent, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

o. Market Activities. Neither the Company nor any Subsidiary, nor any of their respective directors, officers or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Distribution Agent.

p. Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act.

q. No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Distribution Agent pursuant to Section 23, neither the Distribution Agent nor the Company (including its agents and representatives, other than the Distribution Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405) required to be filed with the Commission that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

r. Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

8. Representations and Covenants of the Distribution Agent. The Distribution Agent represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which the Distribution Agent is exempt from registration or such registration is not otherwise required. The Distribution Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which it is exempt from registration or such registration is not otherwise required, during the term of this Agreement. The Distribution Agent shall comply with all applicable law and regulations, including, but not limited to, Regulation M, in connection with the transactions contemplated by this Agreement, including the issuance, offer and sale through the Distribution Agent of the Placement Shares.

9. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement and Prospectus (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Free Writing Prospectus, in such number as the Distribution Agent shall deem reasonably necessary, (ii) the printing and delivery to the Distribution Agent of such documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Distribution Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Distribution Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the fees and expenses of the transfer agent and registrar for the Common Stock, (vi) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares and (vii) the fees and expenses incurred in connection with the listing of the Placement Shares on Nasdaq. The Company will also reimburse the Distribution Agent for the reasonable fees and disbursements of counsel to the Distribution Agent in connection with the transactions contemplated by this Agreement; provided that the aggregate amount of such reimbursable fees shall not exceed $50,000 without the Company’s prior written consent.

10. Conditions to the Distribution Agent’s Obligations. The obligations of the Distribution Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, in each case, based on the standards set forth in the Form of Representation Date Certificate attached hereto as Exhibit 7(l), to the completion by the Distribution Agent of a due diligence review satisfactory to it in its reasonable judgment and to the continuing satisfaction (or waiver by the Distribution Agent in its sole discretion) of the following additional conditions:

a. Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

b. No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or receipt by the Company of any notification threatening any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c. No Misstatement or Material Omission. The Distribution Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Distribution Agent’s reasonable opinion is material or omits to state a fact that in the Distribution Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

d. Material Changes. There shall not have been any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, or a public announcement by any such organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by such rating organization described above, in the reasonable judgment of the Distribution Agent (without relieving the Company of any obligation or liability it may otherwise have) is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

e. Legal Opinion. The Distribution Agent shall have received the opinions and negative assurances of Company Counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinions are required pursuant to Section 7(m).

f. Comfort Letter. The Distribution Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).

g. Representation Certificate. The Distribution Agent shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

h. Secretary’s Certificate. On or prior to the first Representation Date, the Distribution Agent shall have received a certificate, signed on behalf of the Company by its Corporate Secretary, in form and substance reasonably satisfactory to the Distribution Agent and its counsel.

i. No Suspension. Trading in the Common Stock shall not have been suspended on Nasdaq and the Common Stock shall not have been delisted from Nasdaq.

j. Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l) or from time to time upon the Distribution Agent’s reasonable request, the Company shall have furnished to the Distribution Agent such appropriate further information, certificates and documents as the Distribution Agent may reasonably request, including a certificate, in form and substance satisfactory to the Distribution Agent, executed by the Chief Financial Officer of the Company certifying specified financial information. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish the Distribution Agent with such conformed copies of such opinions, certificates, letters and other documents as the Distribution Agent shall reasonably request.

k. Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

l. Approval for Listing. The Placement Shares shall either have been approved for listing on Nasdaq, subject only to notice of issuance, or the Company shall have filed, if required, a Listing of Additional Shares notification form with respect to the Placement Shares on Nasdaq at, or prior to, the issuance of any Placement Notice.

m. No Termination Event. There shall not have occurred any event that would permit the Distribution Agent to terminate this Agreement pursuant to Section 13(a).

11. Indemnification and Contribution.

a. Company Indemnification. The Company agrees to indemnify and hold harmless the Distribution Agent, its partners, members, directors, officers, employees and agents and each person, if any, who controls the Distribution Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

i.	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

ii.	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission contained in the Registration Statement (or any amendment thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or any such alleged untrue statement or omission; provided, that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not be unreasonably delayed or withheld; and

iii.	against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim based upon any such untrue statement or omission contained in the Registration Statement (or any amendment thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above, provided, that this Section 11(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by the Distribution Agent expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

b. Indemnification by the Distribution Agent. The Distribution Agent agrees to indemnify and hold harmless the Company and its Subsidiaries and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company or its Subsidiaries, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to the Distribution Agent and furnished to the Company in writing by the Distribution Agent expressly for use therein.

c. Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other related expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to such fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

d. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Distribution Agent, the Company and the Distribution Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Distribution Agent, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company who also may be liable for contribution) to which the Company and the Distribution Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Distribution Agent on the other hand. The relative benefits received by the Company on the one hand and the Distribution Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Distribution Agent (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Distribution Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Distribution Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distribution Agent agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), the Distribution Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of the Distribution Agent, will have the same rights to contribution as that party, and each officer and director of the Company and its Subsidiaries who signed the Registration Statement will have the same rights to contribution as the Company and its Subsidiaries, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d), except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

12. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered by the Company or any Subsidiary pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Distribution Agent, any controlling persons, or the Company or any Subsidiary (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

13. Termination.

a. The Distribution Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that is reasonably likely to have a Material Adverse Effect or, in the sole judgment of the Distribution Agent, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Distribution Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Common Stock has been suspended or limited by the Commission or Nasdaq, or if trading generally on the New York Stock Exchange or Nasdaq has been suspended or limited, or minimum prices for trading have been fixed on the New York Stock Exchange or Nasdaq, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If the Distribution Agent elects to terminate this Agreement as provided in this Section 13(a), the Distribution Agent shall provide the required notice as specified in Section 14 (Notices).

b. The Company shall have the right, by giving ten (10) days’ notice as specified in Section 14 (Notices), to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party, except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

c. The Distribution Agent shall have the right, by giving ten (10) days’ notice as specified in Section 14 (Notices), to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party, except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding the termination.

d. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance, offer and sale of all of the Placement Shares through the Distribution Agent on the terms and subject to the conditions set forth herein, except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

e. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time;

Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to the Distribution Agent for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by the Distribution Agent under this Agreement.

f. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Distribution Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

14. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Distribution Agent, shall be delivered to:

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Attention: General Counsel

Facsimile: (212) 541-6668

with a copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois, 60606

Attention: Robert Fleetwood and Bill Fay

Email: robert.fleetwood@bfkn.com and bill.fay@bfkn.com

and if to the Company, shall be delivered to:

CNB Financial Corporation

1 South Second Street

P.O. Box 42

Clearfield, Pennsylvania, 16830

Attention: Joseph Bower Jr., President and Chief Executive Officer

Email: joe.bower@cnbbank.bank

with a copy to:

CNB Financial Corporation

1 South Second Street

P.O. Box 42

Clearfield, Pennsylvania, 16830

Attention: Richard Greslick Jr., Senior Executive Vice President, Secretary & Chief Operations Officer

Email: rgreslick@bankcnb.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, D.C., 20004

Attention: Richard Schaberg

Email: richard.schaberg@hoganlovells.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the New York Stock Exchange and Nasdaq are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail addresses specified above. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”), which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Distribution Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

16. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Shares.

17. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Distribution Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

18. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20. Use of Information. The Distribution Agent may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission or email transmission in the form of a .pdf attachment.

22. Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

23. Permitted Free Writing Prospectuses. The Company represents and warrants that it has not made, and agrees that unless it obtains the prior written consent of the Distribution Agent that it will not make, and the Distribution Agent represents and warrants that is has not made, and agrees that unless it obtains the prior written consent of the Company that it will not make, any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Distribution Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 23 hereto are Permitted Free Writing Prospectuses.

24. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

a. the Distribution Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Distribution Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Distribution Agent has advised or is advising the Company or its Subsidiaries on other matters, and the Distribution Agent has no obligation to the Company or its Subsidiaries with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

b. it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

c. the Distribution Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

d. it is aware that the Distribution Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or its Subsidiaries and the Distribution Agent has no obligation to disclose such interests and transactions to the Company or its Subsidiaries by virtue of any fiduciary, advisory or agency relationship or otherwise; and

e. it waives, to the fullest extent permitted by law, any claims it may have against the Distribution Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that the Distribution Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of the Company, other than in respect of the Distribution Agent’s obligations under this Agreement and to keep information provided by the Company to the Distribution Agent and its counsel confidential to the extent not otherwise publicly-available.

25. Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be; provided, that any information that has been “furnished” to rather than “filed” with the Commission under applicable Commission rules shall not be deemed to be included, unless otherwise specifically provided for herein.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Distribution Agent outside of the United States.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Company and the Distribution Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Distribution Agent.

Very truly yours,

CNB FINANCIAL CORPORATION

By:	/s/ Joseph B. Bower Jr.
Name: Joseph B. Bower Jr.
Title: President and Chief Executive Officer

ACCEPTED as of the date first-above written:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Lisa Schultz
Name: Lisa Schultz
Title: Managing Director